SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of earliest event reported): March 25, 2004



                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
                  --------------------------------------------
               (Exact name of registrant as specified in charter)


                                   California
                                   -----------
                 (State or other jurisdiction of incorporation)


                                     1-11476
                                    --------
                            (Commission File Number)


                                   95-3977501
                                   -----------
                        (IRS Employer Identification No.)


          15915 Ventura Boulevard, Suite 301, Encino, California 91436
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (818) 783-0393
                                 ---------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)










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Item 1. CHANGE IN CONTROL OF REGISTRANT.

On March 25, 2004, the Registrant entered into an Agreement and Plan of Reorganization (the "Agreement") to acquire all of the issued and outstanding capital stock of World Waste Technologies, Inc. a private company ("WWT"), in exchange for 20,800,000 shares ("post split") of the Registrant's common stock (the "Acquisition"). As a pre-condition to the Acquisition, the Registrant has agreed to effect a 1-for-60 reverse stock split, and the Registrant's principal shareholder, Belle Group, Ltd. has agreed to cancel 20,970,027 shares or over 29% of its stock holdings in the Registrant. After the reverse stock split and share cancellation the total issued and outstanding common stock of the Registrant will be reduced to approximately 1,200,000 shares. At the closing, WWT will become a wholly owned subsidiary of the Registrant, and the WWT shareholders will be issued 20,800,000 shares and therefore own approximately 95% of the Registrant's issued and outstanding common stock. Furthermore, upon the close of the Acquisition, the Registrant will change its name to " World Waste Technologies, Inc."

The closing of the transaction is subject to certain covenants, conditions and representations, audit statements, various due diligence requirements, and WWT having at least a net worth of $2,700,000 including a minimum of $1,000,000 cash. There is no assurance that the transaction will close.

If the Registrant and WWT have not effected the Acquisition by June 15, 2004, or at a later date mutually agreed upon, the Agreement shall automatically terminate.

WWT, a San Diego, California company, is an early stage development company engaged in the waste recycling industry. WWT holds an exclusive license to patented technology, which, in experimental conditions, has processed small amounts of municipal solid waste to successfully reduce the waste's volume and yield cellulose fiber suitable for making certain low-grade paper products. To date WWT has no revenues.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1 above.

Item 5. OTHER EVENTS.

On March 25, 2004, the Registrant published a press release announcing the Acquisition. The complete text of the March 25, 2004 press release issued by the Registrant is filed as Exhibit 99.3, hereto, and is incorporated by this reference.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

         None

(b) Pro Forma Financial Information

         None



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(c) Exhibits

2.3 Agreement and Plan of Reorganization among the Registrant, V-CO Acquisition, Inc. and World Waste Technologies, Inc., dated March 25, 2004.

99.3     Press Release dated March 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  Voice Powered Technology International, Inc.

Date: March 29, 2004              By: /s/ Robert Larcara
                                  ---------------------------------
                                  Robert Larcara, President



































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